Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To: Venus Concept Ltd.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 2, 2019, relating to the financial statements of Venus Concept Ltd. and subsidiaries as of and for the years ending December 31, 2018 and 2017, appearing in the Current Report on Form 8-K/A of Venus Concept Inc. filed December 3, 2019.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

December 12, 2019